UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 24, 2014

                          SYNERGY RESOURCES CORPORATION

             (Exact name of registrant as specified in its charter)

        Colorado                     001-35245               20-2835920
  --------------------           -----------------         ---------------
(State or other jurisdiction    (Commission File No.)     (IRS Employer
of incorporation)                                         Identification No.)

                                20203 Highway 60
                           Platteville, Colorado 80651

              ----------------------------------------------------
          (Address of principal executive offices, including Zip Code)

       Registrant's telephone number, including area code: (970) 737-1073

                                       N/A
             ------------------------------------------------------
          (Former name or former address if changed since last report)


Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
   230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
   240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
   Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws.

     On February 24, 2014 the Company's board of directors amended Article IV of the Company's Bylaws in its entirety. New Article IV reads as follows:

Section 1.  Officers:

     The officers of the Corporation shall be those designated by the Board of Directors. The officers shall have the powers, responsibilities and duties as may be designed by the Board or the Corporation's Chief Executive Officer. In the discretion of the Board, one person may hold more than one office and two or more persons may serve in any one office.

     Notwithstanding the above, the Chief Executive Officer or the Secretary will have responsibility for the preparation and maintenance of minutes of the directors' and shareholders' meetings and other records and information required to be kept by the Corporation pursuant to C.R.S. 7-116-101 and for authenticating records of the Corporation.

Section 2.  Vacancies or Absences:

     If a vacancy in any office arises in any manner, the directors then in office may choose, by a majority vote, a successor to hold office for the unexpired term of the officer. If any officer shall be absent or unable for any reason to perform his duties, the Board of Directors, to the extent not otherwise inconsistent with these Bylaws, may direct that the duties of such officer during such absence or inability shall be performed by such other officer or subordinate officer as seems advisable to the Board.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 24, 2014

                                 SYNERGY RESOURCES CORPORATION


                                 By:/s/ Frank L. Jennings
                                    --------------------------------------
                                    Frank L. Jennings, Principal Financial
                                    Officer